Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Supreme Industries, Inc. of our report dated February 26, 2016 relating to the consolidated financial statements, financial statement schedule, and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Supreme Industries, Inc. for the year ended December 26, 2015.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

South Bend, Indiana

June 29, 2016